Exhibit 99.1

Wellgistics Health Reminds Shareholders of December 19, 2025 Record Date for Dream Bowl 2026 Meme Coin Tokens

TAMPA, FL, December 17, 2025 – Wellgistics Health, Inc. (“Wellgistics”) (NASDAQ: WGRX), a health information technology leader, integrating proprietary pharmacy dispensing optimization artificial intelligence platform EinsteinRx™ into its patented blockchain-enabled smart contracts platform PharmacyChain™, today reminded shareholders of the December 19, 2025 record date (the “Record Date”) to receive Dream Bowl 2026 Meme Coin (“Dream Bowl”) tokens. All eligible record holders of Wellgistics Health, Inc. common stock will receive one (1) Dream Bowl token for every one (1) share of common stock owned.

The Company will set a distribution date and provide additional details regarding how shareholders can receive their Dream Bowl tokens following the Record Date.

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ: WGRX) is a health information technology leader, integrating proprietary pharmacy dispensing optimization artificial intelligence platform EinsteinRx™ into its patented blockchain-enabled smart contracts platform PharmacyChain™ to optimize the prescription drug dispending journey. Its integrated platform connects 6,500+ pharmacies (the “Wellgistics Pharmacy Network”) and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment as needed to optimize patient access. Wellgistics provides end-to-end solutions designed to restore access, transparency, and trust in the U.S. prescription drug market for independent pharmacies.

For more information, visit www.wellgisticshealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the anticipated timing, structure, and administrative mechanics of the distribution of Dream Bowl 2026 Meme Coin tokens and the Company’s expectations regarding the record date and related communications to shareholders. Forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, without limitation, regulatory developments, technological or operational considerations, market conditions, and other risks and uncertainties described in Wellgistics Health, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, except as required by law. Additional information regarding risk factors is included in Wellgistics Health, Inc.’s filings with the SEC, available at www.sec.gov.

This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, digital assets, or tokens in any jurisdiction. The Dream Bowl 2026 Meme Coin tokens described herein are not securities, are not cash or cash equivalents, do not represent equity or debt of the Company, do not confer any ownership, voting, dividend, or economic rights, and are not intended to be a substitute for a cash dividend or other distribution. The tokens are not being offered or sold pursuant to a registration statement under the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission or any other regulatory authority.

No assurance is given as to the future utility, functionality, transferability, or value (if any) of the tokens, or that a trading market will develop or be sustained. The distribution of the tokens is not expected to impact the Company’s capital structure, outstanding shares, earnings, or compliance with Nasdaq listing requirements. There shall be no offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Wellgistics Media & Investor Contact

Media:

media@wellgisticshealth.com

Investor Relations:

IR@wellgisticshealth.com

Wellgistics Investor Relations Contact

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

Office: (646) 893-5835

Email: info@skylineccg.com